POWER OF ATTORNEY

 KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, a director and/or officer of PMA Capital Corporation, a Pennsylvania corporation (PMA), hereby makes, designates, constitutes and appoints Robert L. Pratter and Tammy E. Fonio, and each of them (with full power to act without the other), as the undersigneds true and lawful attorneys-in-fact, with full power and authority to act in any and all capacities for and in the name, place and stead of the undersigned, to:

(1) execute for and on behalf of the undersigned, in the undersigneds capacity as an officer and/or director of PMA, Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder, and any other forms or reports the undersigned may be required to file in connection with the undersigneds ownership, acquisition or disposition of securities of the Company;

(2) do and perform any and all acts for and on behalf of the undersigned, which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, or other form or report, and timely file such form or report with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-facts discretion.

      Such attorneys-in-fact, or either of them, are also hereby granted full power and authority, on behalf of and in the name, place and stead of the undersigned, to execute and deliver all such forms and reports, to execute and deliver any and all other such documents, and to take further action as they, or either of them, deem appropriate.  The powers and authorities granted herein to such attorneys-in-fact, and each of them, also include the full right, power and authority to effect necessary or appropriate substitutions or revocations.  The undersigned hereby ratifies, confirms and adopts, as his own act and deed, all action lawfully taken by such attorneys-in-fact, or either of them, or by their respective substitutes, pursuant to the powers and authorities herein granted.

      The undersigned acknowledges that neither the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, nor PMA, are assuming any of the undersigneds responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended.

      This Power of Attorney supercedes and revokes any and all prior powers of attorney granted by the undersigned with respect to the subject matter contained herein.

 This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigneds holdings of and transactions in securities issued by PMA, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

 IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 13th day of September, 2007.

       /s/ L.J. Rowell, Jr.

       Name:  L. J. Rowell, Jr.